McGraw Hill, Inc. Reports Fiscal Second Quarter 2027 Results
Advances Agentic AI in Education while Driving Digital Revenue Growth

Exceeded Revenue Expectations with Momentum Building for FY 2028 Growth Acceleration

COLUMBUS, Ohio— November 5, 2026—(BUSINESS WIRE)— McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider of education solutions for preK-12, higher education and professional learning, today announced financial results for the fiscal second quarter 2027 ended September 30, 2026.

“McGraw Hill's first half fiscal year 2027 performance underscores our continued higher education market share gains, scale and deep position of trust serving over 100 million active curriculum licenses across the global education ecosystem,” said Philip Moyer, President, Chief Executive Officer of the Company and a member of the Company’s Board of Directors. “McGraw Hill has established an early-mover advantage as one of the first education companies to advance an agentic AI strategy to connect our trusted proprietary educational content directly to Microsoft Copilot, Anthropic’s Claude for Teachers and leading academic institutions, unlocking the next generation of learning and expanding our addressable market.”
Fiscal Second Quarter 2027 Key Financial Highlights
•Total revenue of $632.2 million, a decline of 5.5% year-over-year, favorable to expectations, as market share gains and strong capture rates across most markets partially offset anticipated lower capture rates in select math markets; year-to-date revenue decline of 1.9% year-over-year, with leading indicators gaining momentum.
•Re-occurring revenue of $414.1 million, a decline of 2.0% year-over-year, reached 65.5% of total revenue; year-to-date re-occurring revenue growth of 3.7% year-over-year underscoring subscription model durability.
•Digital revenue of $361.4 million, an increase of 2.6% year-over-year; year-to-date growth of 5.6% driven by strong retention, robust learning platform adoption and interactions across AI learning tools embedded in our solutions such AI Reader in Connect.
•Remaining performance obligation (RPO) of $1,790.5 million, demonstrating strong revenue predictability and future growth visibility.
•GAAP gross profit of $500.5 million, representing a GAAP gross profit margin of 79.2%, consistent with prior year.
•GAAP net income of $86.4 million, compared to $105.3 million in the prior-year period; year-to-date GAAP net income of $144.2 million, compared to $105.8 million in the prior-year period.
•Adjusted EBITDA(1) of $250.6 million, representing an Adjusted EBITDA margin(1) of 39.6%, which supports the ongoing execution focus with confidence for fiscal year margin expansion.
•Continued commitment to gross debt reduction, with $50 million term loan paydown in the quarter, bringing total gross debt reduction to approximately $700 million since our initial public offering with net leverage tracking toward the 2.0–2.5x net leverage target; proactively extended near-dated maturities subsequent to quarter end.
•Credit rating upgrades from S&P Global Ratings and Moody's Ratings in the quarter provide independent, external validations of the Company's financial trajectory.

“Our second quarter results demonstrated digital revenue growth, a strong margin profile and commitment to gross debt reduction. Our first-half performance, including robust re-occurring revenue growth, combined with strengthening indicators of our ability to deliver accelerating growth in fiscal year 2028, reinforces our confidence in our long-term strategy,” said Bob Sallmann, the Company’s Executive Vice President, Chief Financial Officer. “Our financial profile, scale, innovation and service remain differentiators in the global education market as we focus on the growth opportunities ahead of us.”

Fiscal Second Quarter 2027 Strategic Highlights

•Grew active AI users double-digits across nine AI learning tools embedded in our solutions, with additional AI tool launches planned for the remainder of the fiscal year.

•Reached over 80 million AI Reader learning interactions across approximately 3.4 million students since inception through October 2026, including 62 disciplines and 715 titles, a meaningful acceleration from 47 million learning interactions and 2.2 million students in fiscal year 2026.
•Became one of the first major education companies to integrate proprietary content and curriculum into leading Microsoft Copilot and Anthropic’s Claude for Teachers via Model Context Protocol, advancing agentic AI in education and expanding reach across education markets.
•Advanced agentic AI strategy with a Model Context Protocol integration with the University of California, San Francisco School of Medicine, delivering precision medical learning at institutional scale, while also doubling the number of ongoing institutional agentic AI pilots.
•Expanded K-12 AI capabilities through the acquisitions of TeachFX and Teachally, adding AI-enabled teacher coaching and curriculum customization solutions designed to strengthen educator effectiveness and expand McGraw Hill’s reach across classroom and professional learning markets.
•Expanded the Evergreen content delivery model in Higher Education with direct updates to over 800 titles, fueling stronger retention and market share gains.

Leadership Updates

•Robin Lucas has been appointed President of McGraw Hill's Higher Education business, effective October 19, 2026. Previously Chief Sales Officer of McGraw Hill’s Higher Education business, Ms. Lucas succeeds Michael Ryan, who will be retiring before year-end. With 25 years in education sales and marketing leadership roles and a proven record of driving market share gains, Ms. Lucas is well-positioned to lead Higher Education's next phase of global growth. She joined McGraw Hill's Higher Education marketing team in 2015.
•Jana Thompson has been appointed President of McGraw Hill's K-12 business, effective October 1, 2026. Previously serving as Interim President and Chief Product Officer of McGraw Hill’s School group. Ms. Thompson has over 25 years of education technology experience. She has been with McGraw Hill for 13 years in various technology and product leadership roles, leading some of the biggest product launches in the company’s history and helping shape the personalized, data-driven learning experiences redefining K-12 education.

“As we increasingly align our organization to capture expanding growth drivers, I am thrilled to appoint Robin Lucas and Jana Thompson to lead our Higher Education and K-12 businesses,” said Philip Moyer, President, Chief Executive Officer of the Company and a member of the Company’s Board of Directors. “With decades of sector experience and proven internal track records as former heads of sales and product, respectively, their leadership ensures seamless continuity, a more unified global commercial vision and the execution speed needed to shape the future of education. I also want to thank Michael Ryan for his 26 years of service to McGraw Hill, including seven years leading our Higher Education business. His leadership has been instrumental in strengthening our customer relationships and positioning the business for continued growth.”

Fiscal Second Quarter 2027 Financial Highlights

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Revenue	$632,206	$669,187	$1,182,109	$1,204,897
Cost of sales (excluding depreciation and amortization)	$131,756	$139,077	$242,460	$262,461
Operating and administrative expenses	$286,397	$299,477	$541,466	$541,026
Net income (loss)	$86,379	$105,284	$144,239	$105,786
Adjusted EBITDA (1)	$250,615	$286,406	$457,661	$477,822
Net income (loss) margin	13.7%	15.7%	12.2%	8.8%
Adjusted EBITDA Margin (1)	39.6%	42.8%	38.7%	39.7%
Adjusted net income (loss) (1)	$144,563	$261,039	$257,316	$261,331

Fiscal Second Quarter 2027 Segment Highlights

Higher Education
•Revenue totaled $213.5 million, an increase of 0.2% year-over-year, notwithstanding a strong prior-year comparison; year-to-date growth of 4.5% versus prior year reflects continued market share gains, value-based pricing momentum, and sustained Higher Education market leadership.
•Re-occurring revenue totaled $170.6 million, an increase of 5.5% year-over-year; year-to-date growth of 9.8% driven by continued Inclusive Access momentum and deepening Evergreen content delivery penetration.
•Continued Higher Education market share gains, including ~5 points of market share gained over the past four fiscal years from competitors, according to MPI.
•Evergreen adoption driving a 35% reduction in sales touchpoints and 20% higher competitive win rates while NPS scores remain at record high levels.

K-12
•Revenue totaled $324.6 million, down 9.6% year-over-year, as capture rate strength in Science and ELA was offset by lower anticipated capture rates in select Math markets; first half revenue of nearly $600 million, down 4.9% year-over year.
•Re-occurring revenue totaled nearly $200.0 million, down 7.8% year-over-year; year-to-date re-occurring revenue relatively flat versus prior year, reflecting the predictability of our business.
•Emerge, Summit, and Soar continue to exceed early capture rate expectations, with leading indicators strengthening in open territory markets, ahead of the multi-year ELA super-cycle beginning in fiscal year 2028.
•Strong California Math feedback, with four times the number of pilots versus prior year, ahead of year two of the fiscal year 2028 adoption.

Global Professional and International
•Global Professional delivered 5.5% re-occurring revenue growth year-over-year driven by 7% medical portfolio growth, with structural tailwinds and agentic integrations poised to accelerate momentum.
•International revenue increased 1.6% year-over-year, with delayed Middle East shipments being fulfilled.

Fiscal Year 2027 Guidance

We are re-affirming our fiscal year 2027 guidance, which is included below. This fiscal year 2027 guidance is forward-looking, and is based on the Company’s current expectations. Actual results may differ materially from what is indicated below.

	Fiscal Year 2027 Guidance
($ in millions)	Low	High
Revenue	$2,115	$2,175
Re-occurring Revenue	1,587	1,627
Adjusted EBITDA (1)	750	790

Earnings Conference Call and Webcast

Today, November 5, 2026, at 8:30 a.m. ET, McGraw Hill will host a conference call via webcast to review fiscal second quarter 2027 results and provide a business update. The webcast will be hosted by Philip Moyer, President and Chief Executive Officer, and Bob Sallmann, Executive Vice President and Chief Financial Officer, and will conclude with a question-and-answer session.

To access the live webcast or to view a replay, visit the Company's investor relations website at https://investors.mheducation.com/

The live question and answer portion of the call can be accessed by registering online at the Event Registration Page, [https://events.q4inc.com/attendee/526368106,] at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.

About McGraw Hill
McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

(1) Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included in this release the following non-GAAP financial measures—EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income (loss), Adjusted basic and diluted earnings (loss) per share, Adjusted operating and administrative expenses, Adjusted selling and marketing expenses, Adjusted general and administrative expenses, Adjusted research and development expenses and Net Leverage Ratio. All such financial measures are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that affect our performance. The Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We include these non-GAAP financial measures in this release because management uses them to assess our performance. We believe that they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. Although we believe these measures are useful for investors for the same reasons, readers of the financial statements herein should note that these measures are not a substitute for GAAP financial measures or disclosures. Each of these measures is not a recognized term under GAAP and does not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business, rather than evaluating GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, other debt service requirements and taxes. Because of these limitations, we rely primarily on our GAAP results and use these non-GAAP measures only supplementally. See “Reconciliations of Non-GAAP Financial Measures” in the “Supplemental Information” section below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q filed on November 5, 2026, for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Forward-Looking Non-GAAP Financial Measures

This press release contains forward-looking estimates of Adjusted EBITDA for fiscal year 2027. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (as set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2027 net income (loss) to a forward-looking estimate of fiscal year 2027 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2027 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contacts:	Media Contacts:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

Lizzie Kenter
Lizzie.kenter@mheducation.com

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Revenue	$632,206	$669,187	$1,182,109	$1,204,897
Cost of sales (excluding depreciation and amortization)	131,756	139,077	242,460	262,461
Gross profit	500,450	530,110	939,649	942,436
Operating expenses
Operating and administrative expenses(1)	286,397	299,477	541,466	541,026
Depreciation	20,560	17,723	36,908	34,910
Amortization of intangibles	52,441	56,385	105,941	113,750
Total operating expenses	359,398	373,585	684,315	689,686
Operating income (loss)	141,052	156,525	255,334	252,750
Interest expense (income), net	46,282	55,940	92,052	114,714
(Gain) loss on extinguishment of debt	1,768	16,361	1,768	16,361
Income (loss) from operations before taxes	93,002	84,224	161,514	121,675
Income tax provision (benefit)	6,623	(21,060)	17,275	15,889
Net income (loss)	$86,379	$105,284	$144,239	$105,786

Basic earnings (loss) per share	$0.45	$0.57	$0.75	$0.60
Diluted earnings (loss) per share	$0.45	$0.57	$0.75	$0.60
_________________
(1) See “Supplemental Information—Reconciliations of Non-GAAP Financial Measures; Non-GAAP operating and administrative expenses” for a breakdown of our GAAP operating and administrative expenses and a reconciliation to the corresponding Non-GAAP financial measure.

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except for share data)

	September 30, 2026	March 31, 2026
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$232,955	$253,519
Accounts receivable, net of allowance for credit losses of $15,903 and $14,517 as of September 30, 2026 and March 31, 2026, respectively	644,842	362,483
Inventories, net	159,355	195,022
Prepaid and other current assets	168,353	162,625
Total current assets	1,205,505	973,649
Product development costs, net	320,640	285,970
Property, plant and equipment, net	94,093	90,421
Goodwill	2,543,550	2,522,595
Other intangible assets, net	1,129,427	1,227,253
Deferred income taxes	8,441	8,572
Operating lease right-of-use assets	42,241	44,836
Other non-current assets	365,977	332,225
Total assets	$5,709,874	$5,485,521
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$116,356	$126,701
Accrued royalties	116,114	81,436
Accrued compensation	64,479	108,434
Deferred revenue	974,119	835,357
Current portion of long-term debt	13,170	13,170
Operating lease liabilities	7,035	8,365
Other current liabilities	113,953	93,086
Total current liabilities	1,405,226	1,266,549
Long-term debt	2,513,574	2,560,698
Deferred income taxes	15,714	15,214
Long-term deferred revenue	816,382	836,001
Operating lease liabilities	54,887	57,301
Other non-current liabilities	27,020	23,540
Total liabilities	4,832,803	4,759,303
Commitments and contingencies
Stockholders' equity (deficit)
Common Stock, par value $0.01 per share; 2,000,000,000 shares authorized, 191,308,814 and 191,146,027 shares issued and outstanding as of September 30, 2026 and March 31, 2026, respectively	1,911	1,911
Additional paid-in capital	1,980,073	1,972,702
Accumulated deficit	(1,101,641)	(1,245,880)
Accumulated other comprehensive income (loss)	(3,272)	(2,515)
Total stockholders' equity (deficit)	877,071	726,218
Total liabilities and stockholders' equity (deficit)	$5,709,874	$5,485,521

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six Months Ended September 30,
	2026	2025
Operating activities
Net income (loss)	$144,239	$105,786
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation (including amortization of technology costs)	36,908	34,910
Amortization of intangibles	105,941	113,750
Amortization of product development costs	38,953	32,016
Amortization of deferred royalties	62,038	58,257
Amortization of deferred commission costs	12,711	12,633
Stock-based compensation	5,544	31,076
Credit losses on accounts receivable	2,178	236
Inventory obsolescence	7,440	8,159
Deferred income taxes	(4,064)	942
Amortization of debt discount	6,298	6,841
Amortization of deferred financing costs	2,349	2,534
(Gain) loss on extinguishment of debt	1,768	16,361
Changes in operating assets and liabilities:
Accounts receivable	(285,985)	(324,370)
Inventories	28,267	33,526
Prepaid and other current assets	(80,440)	(99,107)
Accounts payable and accrued expenses	(19,563)	(39,634)
Deferred revenue	117,905	236,074
Other current liabilities	15,475	(53,189)
Other changes in operating assets and liabilities, net	(7,882)	(8,470)
Cash provided by (used for) operating activities	190,080	168,331
Investing activities
Product development expenditures	(73,837)	(49,076)
Capital expenditures	(49,322)	(37,478)
Acquisition of Teachally	(5,200)	—
Acquisition of TeachFX, net of cash acquired	(24,004)	—
Cash provided by (used for) investing activities	(152,363)	(86,554)
Financing activities
Payment of A&E Term Loan Facility	(56,585)	(392,283)
Payment of finance lease obligations	(3,321)	(3,747)
Payment of deferred purchase price related to the EssayPop acquisition	(905)	—
Proceeds from issuance of Common Stock in initial public offering, net of underwriting discounts	—	392,862
Deferred initial public offering costs	—	(5,185)
Exercise of stock options	1,827	—
Cash provided by (used for) financing activities	(58,984)	(8,353)
Effect of exchange rate changes on cash	703	(67)
Net change in cash and cash equivalents	(20,564)	73,357
Cash and cash equivalents, at the beginning of the period	253,519	389,830
Cash and cash equivalents, at the end of the period	$232,955	$463,187
Supplemental disclosures
Cash paid for interest expense	$90,494	$113,238
Cash paid/(refunded) for income taxes, net	1,939	71,027

Supplemental Information

Reconciliations of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

“EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization.

“Adjusted EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Further, although not included in the calculation of Adjusted EBITDA below, we may at times add estimated cost savings and operating synergies related to operational changes ranging from acquisitions or dispositions to restructurings, and exclude one-time transition expenditures.

“Adjusted EBITDA Margin” is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial measure for the three and six months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Net income (loss)	$86,379	$105,284	$144,239	$105,786
Interest expense (income), net	46,282	55,940	92,052	114,714
Income tax provision (benefit)	6,623	(21,060)	17,275	15,889
Depreciation, amortization and product development amortization	98,326	92,822	181,802	180,676
EBITDA	$237,610	$232,986	$435,368	$417,065
Restructuring and cost savings implementation charges (a)	4,158	1,774	7,904	4,880
Advisory fees (b)	—	625	—	3,125
Transaction and integration costs (c)	313	170	313	270
Stock-based compensation (d)	1,660	31,076	5,544	31,076
Gain (loss) on extinguishment of debt (e)	1,768	16,361	1,768	16,361
Other (f)	5,106	3,414	6,764	5,045
Adjusted EBITDA (g)	$250,615	$286,406	$457,661	$477,822

Total Revenue	$632,206	$669,187	$1,182,109	$1,204,897
Net income (loss) margin	13.7%	15.7%	12.2%	8.8%
Adjusted EBITDA Margin	39.6%	42.8%	38.7%	39.7%
__________________
(a) Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our formal restructuring initiatives.
(b) For the three and six months ended September 30, 2025, represents the pro rata portion of the annual $10.0 million of advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering).

(c) This primarily represents transaction and integration costs associated with acquisitions.
(d) Represents stock-based compensation expense related to awards granted to our employees, directors and consultants under the Company's long-term incentive plans.
(e) For the three and six months ended September 30, 2026 and 2025, represents the accelerated amortization of debt discount and deferred financing costs associated with the repayments of debt outstanding under the A&E Term Loan Facility of $50.0 million on September 30, 2026 and $385.7 million in connection with our initial public offering on July 25, 2025, respectively.
(f) For the three months ended September 30, 2026 and 2025, this amount represents (i) foreign currency exchange transaction impact of $0.6 million and $0.1 million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $3.6 million and $1.7 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of nil and $0.1 million, respectively, (iv) non-recurring transaction-related costs associated with the initial public offering that were expensed as incurred of nil and $0.9 million, respectively, and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $0.9 million and $0.6 million, respectively, that are primarily related to individually insignificant miscellaneous items, including asset dispositions, third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.
For the six months ended September 30, 2026 and 2025, this amount represents (i) foreign currency exchange transaction impact of $(0.1) million and $(1.8) million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $6.3 million and $2.5 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of nil and $0.2 million, respectively, (iv) non-recurring transaction-related costs associated with our initial public offering that were expensed as incurred of nil and $2.8 million, respectively, and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $0.6 million and $1.3 million, respectively, that are primarily related to individually insignificant miscellaneous items, including asset dispositions, third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.
(g) The purchase accounting and impairment charge adjustments included in the definition of Adjusted EBITDA are not presented in the table above, as there were no such charges recognized during the three and six months ended September 30, 2026 and 2025.

Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share

“Adjusted net income (loss)” is defined as net income (loss) from continuing operations adjusted to exclude amortization of intangible assets, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations and the related tax impact of those adjustments.

“Adjusted basic and diluted earnings (loss) per share” is calculated by dividing Adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

The following table presents a reconciliation of Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share to the most directly comparable GAAP financial measure for the three and six months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Net income (loss)	$86,379	$105,284	$144,239	$105,786
Amortization of intangible assets (1)	52,385	56,211	105,726	113,379
Restructuring and cost savings implementation charges (2)	4,158	1,774	7,904	4,880
Advisory fees (2)	—	625	—	3,125
Transaction and integration costs (2)	313	170	313	270
Stock-based compensation (2)	1,660	31,076	5,544	31,076
Gain (loss) on extinguishment of debt (2)	1,768	16,361	1,768	16,361
Other (2)	5,106	3,414	6,764	5,045
Tax impact of adjustments(3)	(7,206)	46,124	(14,942)	(18,591)
Adjusted net income (loss)	$144,563	$261,039	$257,316	$261,331

Basic earnings (loss) per share	$0.45	$0.57	$0.75	$0.60
Diluted earnings (loss) per share	$0.45	$0.57	$0.75	$0.60
Adjusted basic earnings (loss) per share	$0.76	$1.41	$1.35	$1.49
Adjusted diluted earnings (loss) per share	$0.75	$1.40	$1.34	$1.48
Basic weighted-average shares outstanding	191,300,653	185,169,128	191,274,274	175,941,027
Diluted weighted-average shares outstanding	191,497,048	185,832,674	191,403,048	176,274,613
_____________
(1) Represents amortization of definite-lived acquired intangible assets.
(2) Represents the same adjustments used in calculating EBITDA and Adjusted EBITDA.
(3) Represents the tax impact of the adjustments, which are pre-tax, based upon the estimated annual effective income tax rate.

Non-GAAP operating and administrative expenses

“Adjusted operating and administrative expenses” is defined as GAAP operating and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation, amortization of product development costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted selling and marketing expenses” is defined as GAAP selling and marketing expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted general and administrative expenses” is defined as GAAP general and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted research and development expenses” is defined as GAAP research and development expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

The following table presents a reconciliation of these non-GAAP operating and administrative expenses to the most directly comparable GAAP financial measure for the three and six months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Operating and administrative expenses	$286,397	$299,477	$541,466	$541,026
Restructuring and cost savings implementation charges	(4,158)	(1,774)	(7,904)	(4,880)
Advisory fees	—	(625)	—	(3,125)
Transaction and integration costs	(313)	(170)	(313)	(270)
Amortization of product development costs	(25,325)	(18,714)	(38,953)	(32,016)
Stock-based compensation	(1,660)	(31,076)	(5,544)	(31,076)
Other	(5,106)	(3,414)	(6,764)	(5,045)
Adjusted operating and administrative expenses (1)	$249,835	$243,704	$481,988	$464,614

Selling and marketing	$103,147	$99,964	$197,931	$187,361
Stock-based compensation	(128)	(1,141)	(354)	(1,141)
Other	(2,878)	(1,180)	(4,764)	(1,601)
Adjusted selling and marketing expenses (1)	$100,141	$97,643	$192,813	$184,619

General and administrative	$88,662	$111,148	$175,474	$186,540
Restructuring and cost savings implementation charges	(4,158)	(1,774)	(7,904)	(4,880)
Advisory fees	—	(625)	—	(3,125)
Transaction and integration costs	(313)	(170)	(313)	(270)
Stock-based compensation	(1,510)	(24,794)	(4,579)	(24,794)
Other	(1,642)	(1,849)	(855)	(2,752)
Adjusted general and administrative expenses (1)	$81,039	$81,936	$161,823	$150,719

Research and development	$69,263	$69,651	$129,108	$135,109
Stock-based compensation	(22)	(5,141)	(611)	(5,141)
Other	(586)	(385)	(1,145)	(692)
Adjusted research and development expenses (1)	$68,655	$64,125	$127,352	$129,276
_____________
(1) We calculate each of these measures by using the same adjustments used in calculating EBITDA and Adjusted EBITDA to the extent such items are included in the corresponding GAAP operating and administrative expense category.

Net Leverage Ratio

“Net Leverage Ratio” is calculated by dividing net debt as of the most recent balance sheet date by the Last Twelve Months (“LTM”) Adjusted EBITDA. Net debt is defined as Gross Debt, net of cash and cash equivalents. Gross Debt is defined as the total amount of principal borrowings outstanding.

LTM is defined as the twelve-month period ended on the last day of the most recently completed fiscal quarter and is calculated by adding the results for the six months ended September 30, 2026, to the results of the fiscal year ended March 31, 2026, and subtracting the six months ended September 30, 2025.

As of September 30,
($ in thousands)	2026
A&E Term Loan Facility due 2031	$498,255
2022 Secured Notes due 2028	828,466
2024 Secured Notes due 2031	650,000
First Lien Indebtedness	$1,976,721
2022 Unsecured Notes due 2029	599,034
Gross Debt	$2,575,755
Cash and cash equivalents	(232,955)
Net Debt	$2,342,800

LTM Adjusted EBITDA (1)	$724,103

Net Leverage Ratio (2)	3.2x
__________
(1) LTM Adjusted EBITDA is calculated by adding Adjusted EBITDA for the six months ended September 30, 2026 of $457,661, to Adjusted EBITDA for the fiscal year ended March 31, 2026 of $744,264, and subtracting Adjusted EBITDA for the six months ended September 30, 2025 of $477,822.
(2) In addition to the Net Leverage Ratio, the Company is subject to a Consolidated First Lien Net Leverage Ratio springing covenant, pursuant to its credit agreement. The Consolidated First Lien Net Leverage Ratio is calculated by dividing Consolidated First Lien Secured Debt by LTM Consolidated Adjusted EBITDA, as such terms are defined in our credit agreements. As of September 30, 2026, the Consolidated First Lien Net Leverage Ratio was 2.9x. The Consolidated First Lien Secured Debt was $1,757,942 as of September 30, 2026, and is defined as First Lien Indebtedness of $1,976,721 plus finance lease obligations of $14,176, net of cash and cash equivalents of $232,955. LTM Consolidated Adjusted EBITDA is calculated by adding Consolidated Adjusted EBITDA for the six months ended September 30, 2026 of $555,717, to Consolidated Adjusted EBITDA for the fiscal year ended March 31, 2026 of $751,803, and subtracting Consolidated Adjusted EBITDA for the six months ended September 30, 2025 of $701,797. Consolidated Adjusted EBITDA differs from Adjusted EBITDA presented elsewhere herein and is defined in our credit agreements.

Key Operating Metrics

Re-occurring Revenue and Transactional Revenue for the Three and Six Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,
	2026			2025
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$199,470	$125,140	$324,610	$216,236	$142,911	$359,147
Higher Education	170,607	42,880	213,487	161,679	51,283	212,962
Global Professional	26,022	12,693	38,715	24,655	15,153	39,808
International	17,972	33,168	51,140	19,824	30,521	50,345
Other	—	4,254	4,254	—	6,925	6,925
Total Revenue	$414,071	$218,135	$632,206	$422,394	$246,793	$669,187

	Six Months Ended September 30,
	2026			2025
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$396,065	$202,949	$599,014	$399,877	$230,201	$630,078
Higher Education	352,709	60,614	413,323	321,231	74,110	395,341
Global Professional	51,162	22,368	73,530	48,312	26,655	74,967
International	39,699	56,671	96,370	40,588	61,221	101,809
Other	—	(128)	(128)	—	2,702	2,702
Total Revenue	$839,635	$342,474	$1,182,109	$810,008	$394,889	$1,204,897

RPO as of September 30, 2026 and as of March 31, 2026

	September 30, 2026			March 31, 2026
($ in thousands)	Current	Non-current	Total	Current	Non-current	Total
RPO by Segment:
K-12	$540,316	$748,661	$1,288,977	$477,183	$772,190	$1,249,373
Higher Education	327,133	59,462	386,595	268,649	53,350	321,999
Global Professional	58,257	5,875	64,132	58,186	7,791	65,977
International	47,341	2,384	49,725	30,394	2,670	33,064
Other	1,072	—	1,072	945	—	945
Total RPO	$974,119	$816,382	$1,790,501	$835,357	$836,001	$1,671,358

Digital and Print Revenue

Disaggregation of Revenue for the Three and Six Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,
	2026			2025
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$120,754	$203,856	$324,610	$118,636	$240,511	$359,147
Higher Education	194,149	19,338	213,487	186,169	26,793	212,962
Global Professional	27,769	10,946	38,715	26,022	13,786	39,808
International	18,731	32,409	51,140	21,372	28,973	50,345
Other (2)	—	4,254	4,254	—	6,925	6,925
Total Revenue	$361,403	$270,803	$632,206	$352,199	$316,988	$669,187

	Six Months Ended September 30,
	2026			2025
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$234,673	$364,341	$599,014	$227,233	$402,845	$630,078
Higher Education	384,295	29,028	413,323	354,995	40,346	395,341
Global Professional	54,482	19,048	73,530	51,294	23,673	74,967
International	41,486	54,884	96,370	43,725	58,084	101,809
Other (2)	—	(128)	(128)	—	2,702	2,702
Total Revenue	$714,936	$467,173	$1,182,109	$677,247	$527,650	$1,204,897
___________________

(1)	Print revenue contains print and multi-year print products.
(2)	Includes in-transit product sales and intersegment revenue adjustments that are not included within segment revenues reviewed by the Company's Chief Operating Decision Maker.